UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2010

OXFORD TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-49854	04-3615974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2010, Jacinta Sit resigned as President, Chief Financial Officer and a Director of the Company because she works for the Company on part-time basis due to her personal reasons.  There was no disagreement with the Company, known to the Company, on any matter relating to the Company’s operations, policies or practices.

On February 9, 2010, the Board of Directors of the Company elected Vivian Lee-Yu Lam as the Company’s President and Chief Financial Officer, effectively immediately.  Currently she is our Company Secretary and a Director.  For the past five years, Ms. Lam serves as Company Secretary of South Sea Petroleum Holdings Limited, a Hong Kong corporation, whose principal business is the exploration and production of crude oil, and as a director of Great Admirer Limited, the Company’s holding company.

As President and Chief Financial Officer, Ms. Lam will receive no salary or other kind of compensation from the Company.  As an employee director, she will not receive any compensation for her service on the Board.

There are no agreements that provide for payments to Ms. Lam in connection with her resignation, retirement or other termination, or a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD TECHNOLOGIES, INC.

Date: February 10, 2010	By:	/s/ Vivian Lee-Yu Lam
	Name:	Vivian Lee-Yu Lam
	Title:	President